                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                   Three Months Ended March 31,
                                                      -------------------------------------------------------
                                                                2000                          1999
                                                      --------------------------    -------------------------
                                                         Basic         Diluted         Basic        Diluted
                                                      -----------    -----------    -----------   -----------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased During the Period:

            Stock, net                                  7,012,887      7,012,887      8,822,187     8,822,187
            Purchase of treasury stock (weighted)                                      (337,488)     (337,488)
                                                      -----------    -----------    -----------   -----------
                                                        7,012,887      7,012,887      8,484,699     8,484,699

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                                                    131,202
                                                      -----------    -----------    -----------   -----------

III.  Weighted Average Shares and Equivalent Shares     7,012,887      7,012,887      8,484,699     8,615,901
                                                      ===========    ===========    ===========   ===========

 IV.  Net Income (Loss)                               ($      277)   ($      277)   $     3,938   $     3,938
                                                      ===========    ===========    ===========   ===========

  V.  Net Income (Loss) Per Share                     ($      .04)   ($      .04)   $       .46   $       .46
                                                      ===========    ===========    ===========   ===========



                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)






                                                                   Six Months Ended March 31,
                                                      -------------------------------------------------------
                                                                2000                          1999
                                                      --------------------------    -------------------------
                                                         Basic         Diluted         Basic        Diluted
                                                      -----------    -----------    -----------   -----------

     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

               Stock, net                               7,639,287      7,639,287      8,822,187     8,822,187
               Purchase of treasury stock (weighted)     (568,854)      (568,854)      (167,424)     (167,424)
                                                      -----------    -----------    -----------   -----------
                                                        7,070,433      7,070,433      8,654,763     8,654,763

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                                                 153,609
                                                      -----------    -----------    -----------   -----------

   III.  Weighted Average Shares and Equivalent Shares  7,070,433      7,070,433      8,654,763     8,808,372
                                                      ===========    ===========     ==========     =========

    IV.  Net Income (Loss)                           ($        18)   ($       18)    $    6,449     $   3,938
                                                      ===========    ===========     ==========     =========

     V.  Net Income (Loss) Per Share                 ($       .00)   ($      .00)    $      .75     $     .73
                                                      ===========    ===========     ==========     =========
